Exhibit 99.2
9.01 (b)
Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
(All Amounts Expressed in U.S. Dollars)
     On December 30, 2010, Oil States International, Inc. (the Company) acquired all of the ordinary shares of The MAC Services Group Limited (The MAC), through a Scheme of Arrangement (the Scheme) under the Corporations Act of Australia. The MAC is headquartered in Sydney, Australia and supplies accommodations services to the coal mining, construction and resource industries. Under the terms of the Scheme, each shareholder of The MAC received $3.95 (A$3.90) per share in cash for a total purchase price of $638 million, net of cash acquired plus debt assumed of $87 million. The Company funded the acquisition with cash on hand and borrowings available under our new five-year, $1.05 billion senior secured bank facilities.
     The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2010 was derived from the historical consolidated income statements of the Company and The MAC. The unaudited pro forma condensed consolidated income statement reflects the acquisition of The MAC completed on December 30, 2010 and the related financing from the Company’s new $1.05 billion credit facilities, as if such transactions had occurred on January 1, 2010.
     The unaudited pro forma condensed consolidated income statement is not necessarily indicative of results of operations that would have occurred had the acquisition been consummated earlier, nor is it necessarily indicative of future results. The pro forma adjustments are based upon currently available information and include certain estimates and assumptions. We believe that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the acquisition and related financing, and reflect those items expected to have a continuing impact on the Company.
     The Company and The MAC have incurred fees and expenses totaling $17.8 million in connection with the acquisition of The MAC, and they have included these costs as a separate expense category in the accompanying unaudited pro forma condensed consolidated income statement. The allocation of purchase price to the fair value of the assets acquired and liabilities assumed of The MAC is subject to change based on the final fair value measurements by the Company’s independent third-party valuation firms.
     The following unaudited pro forma condensed consolidated income statement for the year ended December 31, 2010 should be read in conjunction with the historical consolidated financial statements of the Company and The MAC, which are included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on February 22, 2011 and this amendment to the Company’s Current Report on Form 8-K dated March 17, 2011, respectively.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
(In millions of U.S. Dollars, except per share amounts)

	Year Ended December 31, 2010
	Historical		Pro Forma	Pro Forma
	Oil States	The MAC	Adjustments	Combined
Revenues	$2,412.0	$114.7		$2,526.7

Costs and expenses:
Cost of sales and services	1,874.3	47.5		1,921.8
Selling, general and administrative expenses	150.9	9.2		160.1
Depreciation and amortization expense	124.2	13.5	$21.2 (a)	158.9
Acquisition related expenses	7.0	11.2		18.2

	2,156.4	81.4	21.2	2,259.0

Operating income	255.6	33.3	(21.2)	267.7

Interest expense	(16.3)	(4.4)	(16.3) (b)	(37.0)
Interest income	0.8	0.3		1.1
Equity in earnings of unconsolidated affiliates	0.2	—		0.2
Other income	0.3	0.4		0.7

Income before income taxes	240.6	29.6	(37.5)	232.7
Income tax provision	(72.0)	(8.7)	11.9 (c)	(68.8)

Net income	$168.6	$20.9	$(25.6)	$163.9
Less: Net income attributable to noncontrolling interest	0.6	—	—	0.6

Net income attributable to Oil States International, Inc.	$168.0	$20.9	$(25.6)	$163.3

Net income per share attributable to Oil States International, Inc. common stockholders
Basic	$3.34			$3.25
Diluted	$3.19			$3.10

Weighted average number of common shares outstanding:
Basic	50.2			50.2
Diluted	52.7			52.7

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED INCOME STATEMENT
(All Amounts Expressed in U.S. Dollars)
     On December 30, 2010, Oil States International, Inc. (the Company) acquired all of the ordinary shares of The MAC Services Group Limited (The MAC), through a Scheme of Arrangement (The Scheme) under the Corporations Act of Australia. The MAC is headquartered in Sydney, Australia and supplies accommodations services to the coal mining, construction and resource industries. As a result of the acquisition, we will significantly expand our existing accommodations business and will strategically position ourselves in the growing Australian natural resources market. The MAC currently has 5, 210 rooms in six locations in Queensland and, to a lesser extent, Western Australia. Under the terms of the Scheme, each shareholder of The MAC received $3.95 (A$3.90) per share in cash for a total purchase price of $638 million, net of cash acquired plus debt assumed of $87 million. The Company funded the acquisition with cash on hand and borrowings available under our new five-year, $1.05 billion senior secured bank facilities.
     Given the December 30, 2010 acquisition date, the assets and liabilities of The MAC are included in the Company’s December 31, 2010 balance sheet. Detailed information concerning the assets and liabilities acquired is contained in the Company’s audited Consolidated Financial Statements contained in its Form 10-K as filed with the Securities and Exchange Commission on February 22, 2011.
     The Company’s historical condensed consolidated income statement for the year ended December 31, 2010 was derived from the Company’s annual audited consolidated financial statements included in the Company’s Form 10-K as filed with the Securities and Exchange Commission on February 22, 2011. The MAC’s historical condensed consolidated income statement for the year ended December 31, 2010 was derived from The MAC’s annual audited consolidated financial statement for the year ended June 30, 2010 and the unaudited statements for the six-month periods ended December 31, 2010 and 2009 included in this amendment to the Company’s Current Report on Form 8-K dated March 17, 2011, translated into U.S. Dollars using the average exchange rate for the year.
Following are details of pro forma adjustments made:
(a)	To record the increased depreciation and amortization expense of $21.2 million for the year ended December 31, 2010 associated with the fair value adjustment to the property, plant and equipment and the acquired identified intangibles, as discussed below. The pro forma tax benefit on the additional depreciation and amortization costs is $6.4 million for the year ended December 31, 2010, calculated at an estimated Australian tax rate of 30.0%.

(b)	To record estimated interest on debt issued for the cash acquisition price plus additional cash invested as working capital, less elimination of historical interest on pay down of debt on the acquisition date. The related interest costs on the incremental debt is $16.3 million for the year ended December 31, 2010, calculated at an estimated annual interest rate of 2.5%. The pro forma tax benefit on the additional estimated interest costs is $5.5 million for the year ended December 31, 2010, calculated at an estimated blended tax rate of 34.1%. The rate of interest on the debt is variable by 1/8%. A 1/8% change in the estimated annual interest rate would result in a $0.7 million change in the estimated interest on the incremental debt.

(c)	To record the tax effect of additional depreciation and amortization of $6.4 million and interest expense of $5.5 million.
     Based on preliminary fair value measurements, the property, plant and equipment of The MAC was increased by $172.5 million and $104.5 million of identifiable intangible assets were acquired. The identified intangibles include customer contracts, customer relationships and tradenames, with estimated useful lives of 10 years, except for The MAC tradenames valued at $9.7 million, which is considered indefinite lived. The fair value measurements and estimated useful lives used to calculate the depreciation and amortization are preliminary and are subject to change based on the final fair value measurements by the Company’s independent valuation experts. The excess of the purchase price over the fair value of the net assets acquired of $232.0 million is included in goodwill.

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